Exhibit 10.15


                                                           SUNOCO,  INC.
                                                           SUITE  515
                                                           1004  N  Big  Spring
                                                           Midland TX 79701-3483
                                                           915  686  7080
                                                           Fax  915  687  2641


                          CRUDE OIL PURCHASE AGREEMENT
                           SUNOCO REFERENCE NO. 520627

     This  agreement,  made  and entered into as of this __19th day of January ,
                                                           ----        ---------
1999  2000  by  and  between  "Buyer"  and  "Seller"  as  follows:


Buyer:                                         Seller:
-----                                          ------
Sunoco,  Inc.  (R&M)                           Trinity  Texas  Energy  Resources
("SUNOCO")                                     11757 Katy Freeway, Suite 1430
1004  N.  Big Spring, Suite 515                Houston, Texas  77079
Midland,  Texas  79701

                                   WITNESSETH:

     WHEREAS, Seller owns or is authorized to sell all of the volumes of crude oil and condensate produced from the properties described in Exhibit "A" attached hereto; and

     WHEREAS, Buyer desires to purchase and receive said crude oil and condensate and Seller desires to sell and deliver said crude oil and condensate in accordance with the terms of this agreement;

     1   Sale  and  Purchase.   Subject  to  the provisions hereof, Seller shall
         -------------------
sell to Buyer and Buyer shall purchase from Seller all of the crude oil and condensate produced from the properties described in Exhibit "A" attached hereto. Seller hereby commits and dedicates to the performance of this agreement all of the crude oil and condensate produced from the lease(s) included on Exhibit "A" attached hereto. The parties hereto, by mutual consent, may amend this agreement at any time to include additional properties to Exhibit "A".

     2.  Term.  This agreement shall remain in effect for an initial term of two
         ----
(2) months, commencing on November 1, 1999 and from month to month thereafter, unless and until terminated by either party upon written notice thereof given thirty (30) days in advance of the end of the primary term of this agreement or any extension thereof.

     3. Delivery Point.  Delivery shall take place and title shall pass from the
        ---------------
Seller to the Buyer when the crude oil passes the outlet flange of the Seller's lease facility to the receiving equipment of Buyer or Buyer's designated agent.

     4.  Warranty  of  Title  and Authority to Sell.  Seller hereby warrants and
         -------------------------------------------
guarantees that the title to the portion of the crude oil sold and delivered hereunder which is owned by Seller is free and clear of all liens and encumbrances and warrants that as to the remaining portion of the crude oil sold and delivered hereunder Seller has the right and authority to sell and deliver said crude oil for the benefit of the true owners thereof. Seller further warrants that the crude oil has been produced, handled, and transported to the delivery point hereunder, in accordance with the laws, rules and regulations of all governmental authorities having jurisdiction thereof. Seller shall indemnify and hold Buyer harmless from and against any and all cost, damage and expense suffered and incurred by reason of any failure of the title so warranted or any inaccuracy in the representation of Seller's right and authority to sell said crude oil made herein.

     5. Price.  Effective November 1, 1999, Sunoco's posted price for West Texas
        -----
Intermediate crude oil (currently Sunoco's Col. 4), in effect on date of delivery, available in Sunoco's Crude Oil Price Bulletin Summary as published, modified by the net adjustment. Buyer and Seller agree that the net adjustment shall be computed as set forth in Exhibit "A". The Temporary Marketing Adjustment (T.M.A.) currently equals one dollar and sixty cents ($1.60) per barrel.

     For pricing purposes, the daily volume of crude delivered in each month shall be determined either by reference to delivery tickets or other records showing actual daily deliveries of such crude or, in the absence of such records, shall be deemed to have been delivered in equal daily quantities for each day of the given month.

Buyer and Seller further agree that for the term of this agreement, or any extension thereof, seller shall not be charged gravity deductions on leases listed on the attached exhibit "A", and any additions thereto.

     6.  Manner  of Payment.  Subject to verification of deliveries, payment for
         ------------------
crude oil sold and delivered shall be made by check on or about the twenty-third
(23rd) day of the month following the month of delivery. Payment shall be made to the Seller utilizing Buyer's Division Order (excluding taxes).

     7.  Taxes.  Buyer  is  hereby  authorized  to  withhold  from  the proceeds
         ------
allocable to the sale and delivery of crude oil hereunder the amount of severance taxes levied by State and Federal Agencies.

     8. Prevailing Document. In the event of any conflict between the provisions
        -------------------
of this agreement and the provisions of any applicable division order executed in accordance with the terms hereof, the provisions of this agreement shall control.

     9.  Quality  Requirements.  If  the  crude oil shall not meet Sunoco's West
         ---------------------
Texas Intermediate requirements at the delivering point, then Buyer shall have the right to terminate this Crude Oil Purchase Agreement by giving thirty (30) days written notice.

     10.  General  Provisions. The General Provisions attached to this agreement
          --------------------
are  made  a  part  of  this  agreement.

ALL  SIGNATURES  MUST  BE  WITNESSED

                                        SUNOCO,  INC.  (R&M)

Witness
                                        By     (SIGNED)
                                           ----------------------------------
                                             Landon  E.  Ophiem
    (SIGNED)
------------------------

                                        Title  Crude  Oil  Representative
                                           ----------------------------------



                                        TRINITY  TEXAS  ENERGY  RESOURCES
Witness
                                        By     (SIGNED)
                                           ----------------------------------
------------------------
                                        Title  Chief  Operating  Officer
                                           ----------------------------------
                                               Hand written

                               SUNOCO, INC. (R&,M
                               ------------------
                             COPA GENERAL PROVISIONS
                             -----------------------
     1.  Existing Laws.  This Agreement will be governed by existing laws of the
         --------------
State  of  Texas.

     2.  Force  Majeure.  Neither party shall be liable to the other for failure
         ---------------
or delay in making or accepting deliveries hereunder to the extent that such failure or delay may be due to compliance with acts, orders, regulations or requests of any federal, state or local civilian or military authority or as a result of insurrections, wars, rebellion, riots, strikes, labor difficulties, action of the elements, disruption or breakdown of production or transportation facilities, or any other cause, whether or not of the same class or kind, reasonably beyond the control of such party.

     3.  Quality  and Measurement.  Seller warrants that all crude oil purchased
         -------------------------
hereunder shall be of merchantable quality (that is, unaltered and uncontaminated by any foreign substances or chemicals not normally associated with oil) and suitability shall be determined within the Buyer's exclusive, good faith opinion. Quantities of oil delivered hereunder shall be determined by a method of measurement generally accepted within the industry including, but not limited to, the use of automatic measuring equipment, tank gauges on 100% tank table basis, and certified truck gauges and meters. Meters shall be proven in accordance with the latest American Petroleum Institute standards. Volume shall be measured in barrels of forty-two (42) U.S. Gallons as adjusted for temperature to 60 degrees Fahrenheit, less deductions for basic sediment and water and other impurities determined according to applicable API practices. Oil containing basic sediment and water in excess of the quantity permitted by the carrier's tariff shall be treated by Seller to render it merchantable. Tests for quality shall be made at regular intervals by Buyer or Buyer's Agent in accordance with recognized procedures. Each party shall have the right to have a representative present to witness all tests and measurements but in the absence of either party's representative, the results of the tests and measurements performed by the Buyer shall be deemed to be conclusive.

     4.  Waiver. Failure by either party to object to any failure of performance
         ------
by the other party of any provision of this Agreement shall not constitute a waiver of, or estoppel against, the right of such party to require such performance by the other. Nor shall any such failure to object constitute a waiver or estoppel with respect to any succeeding failure of performance.

     5.  Assignment.  This  Agreement  shall  not  be assignable by either party
         -----------
without the prior written consent of the other. Any attempted assignment without such consent shall be void.

     6.  Compliance  with  Laws.  Each party agrees that the performance of this
         ----------------------
contract shall comply with all applicable state, federal and local laws. Each party shall supply evidence of compliance, if required.

     7.  Security.  If, in the reasonable opinion of either party, the financial
         ---------
responsibility of the other party is or becomes impaired or unsatisfactory, or if the other party fails to make any payment or delivery when required, the requesting party may require satisfactory security to secure performance or payment or both, whether by way of stand-by or documentary letter of credit, guaranty, advance payment, or otherwise. Failure to provide the required security shall constitute a material breach of the Agreement entitling the requesting party to cancel or suspend its delivery obligation and to offset any payments or deliveries due the other party under this Agreement or other
Agreements  between  the  two  parties.

     8.  Damages.  The  parties  agree that in the event of a material breach of
         --------
this Agreement resulting from a repudiation of an obligation or a failure to deliver or receive all or a material portion of the required quantities, the non-breaching party shall be entitled to recover contract damages, administrative costs for any cover or resale and any other costs including but not limited to court costs and reasonable legal fees incurred in recovering such damages.

     9.  Condition  of  the  Property.   Seller agrees to maintain its tanks and
         ----------------------------
appurtenances related thereto such as ladders, handrails and catwalks, other equipment used in the crude oil measuring and delivery areas, the ingress and egress roads and other improvements to the property as well as the property itself in a safe and workmanlike condition such that Buyer, its employees and agents may access the property to perform the duties and obligations set forth in this agreement without injury. Seller agrees to indemnify and hold Buyer harmless from any cost, expense, loss or liability (including reasonable attorney's fees) for personal injury and/or property damage caused by or related to the condition of the tanks, appurtenances, equipment, roads or property whether suffered by Buyer, Buyer's employee, or an employee of Buyer's contractors, agents, or affiliates unless such injury or damage was caused by the sole negligence of Buyer or Buyer's contractor or agent.

     10. Default.  If the Seller fails to sell and deliver or the Buyer fails to
         -------
take delivery of or pay the purchase price for all of the Oil required to be sold and delivered by the terms of this Agreement; or if either party fails to establish any letter of credit required elsewhere in this Agreement; or if either party becomes insolvent (defined for the purposes hereof as a failure to meet its obligations as they become due); files a voluntary petition in bankruptcy, or seeks reorganization receivership, or arrangements with respect to its debts; files an answer admitting any material allegation of any insolvency petition filed pursuant to any insolvency act, whether federal or state; applies for, consents to, or fails to obtain the dismissal or discharge of an order for the appointment of a receiver or trustee for any substantial part of its property or assets; or, fails to satisfy or to appeal from any material judgment or attachment within 30 days from the date of entry; or if either commits any other material breach of the terms of this Agreement and fails to promptly cure such breach after notice by the other party, that party shall be in default. In any such event the other party may cancel or suspend deliveries or receipts or cancel this Agreement and offset any payments due the other party under this Agreement or other Agreements between the two parties, and may do so without prejudice to any claim for damages or any other right or remedy under this Agreement or applicable law.

     I  1.  Integration  and  Amendments.  This  Agreement,  embodies the entire
            -----------------------------
understanding of the parties hereto and supersedes all prior negotiations, understandings and agreements between them with respect to the entire matter hereof. The provisions hereof may be waived, supplemented or amended only by an instrument in writing signed by a duly authorized representative of each of the parties hereto.

     12.  Severability.  If  any  portion  of  this Agreement should be adjudged
          -------------
illegal or unenforceable, the remainder of this Agreement shall continue to be enforceable if commercially reasonable.

     13.  Notices.  All notices, statements or other communications to be given,
          -------
submitted or made by either party to the other shall be sufficiently given if in writing and sent by air mail, postage prepaid, or by telegraph, telex, radio or cable to the address of such other party as specified on page one of this Agreement. Either party may change its address for the purpose set forth in this paragraph upon giving fifteen (15) days prior written notice to the other party.


EXHIBIT  "A"

TRINITY TEXAS ENERGY RESOURCES  -  -  COPA   520627                                                   EFFECTIVE:  11101/99

  EFF.     SUNOCO                                                  TEMP             TRANS              NET
  DATE     PROP. #    LEASE NAME         FIELD        COUNTY/ST  MKTG. ADJ.    (-)    ADJ.             (=)             ADJ
--------------------------------------------------------------------------------------------------------------------------
11/01/99  0260180000      HARTWICH  QUITO (WOLFCAMP)  WARD, TX   $      1.60  $ 0.00  $1.60  SUNOCO'S WT INT (COL. 4)


LEASE NAME    (+)   PRICE*
--------------------------
    HARTWICH



*AS  PUBLISHED  IN  SUNOCO,  INC.  (R&M)  CRUDE  OIL  PRICE  BULLETIN  SUMMARY.